Exhibit 99.11

PROXY

KNOW ALL PERSONS BY THESE PRESENTS:

That the undersigned, a stockholder of ZURN ELKAY WATER SOLUTIONS CORP., a Delaware corporation (the “Company”), does hereby make, constitute, and appoint RONALD C. KATZ the attorney and proxy of the undersigned with full power of substitution and revocation, or if RONALD C. KATZ is unable, unwilling or unavailable to act, TIMOTHY J. JAHNKE and WILLIAM E. HAMILTON, acting jointly and each of them acting singly, as the attorneys or attorney and proxy with full power of substitution and revocation, for and in the name, place, and stead of the undersigned to attend each annual meeting and special meeting of the stockholders of the Company, and at each such meeting or any adjournment or adjournments thereof, to vote the number of shares the undersigned would be entitled to vote, if then personally present, for the following purposes, as from time to time applicable:

(1)	electing a Board of Directors for the Company;

(2)	approving the appointment or reappointment of a firm of certified public accountants engaged to audit the financial statements or consolidated financial statements of the Company for any fiscal year; and

(3)	transacting such other and further business as may properly come before the meeting;

as fully and with the same effect as the undersigned might or could do if personally present at that meeting, or such adjournment or adjournments thereof, hereby ratifying all that the named attorney or attorneys and proxy, and each of them, or any of his or their substitutes, may lawfully do or cause to be done by virtue hereof. The Company may rely without inquiry upon the acts or statements of one or both of Timothy J. Jahnke and William E. Hamilton pursuant to this instrument as the undersigned's certification that Ronald C. Katz is at that time unable, unwilling or unavailable to act hereunder.

This proxy shall expire at 11:59 p.m., Central time, on December 31, 2027; provided, however, that if any such meeting held in 2027 shall be adjourned to a date after December 31, 2027, the term of this proxy shall be extended to include any and all adjournments thereof.

IN WITNESS WHEREOF, the undersigned has executed this instrument this 1st day of July, 2022.

Stockholder: KATZ NEW VBA TRUST dated as of December 15, 2019

By: The Northern Trust Company, Trustee, and not individually

By:	/s/ John Thickens
Print Name: John Thickens
Its: Senior Vice President